U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 30, 2007

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2007, the Board of Directors of Emeritus Corporation (the "Company") approved an amendment to the Amended and Restated Bylaws of the Company.

The amendment to the Amended and Restated Bylaws of the Company amended Section 3.2 of the Company's bylaws (having to do with the number and tenure of the Board of Directors) by revising the first sentence thereof to read as follows: "The Board shall be composed of not less than two nor more than thirteen Directors, the specific number to be set by resolution of the Board."  Prior to the amendment, the first sentence of Section 3.2 of the Amended and Restated Bylaws of the Company provided that the Board of Directors shall be composed of not less than two nor more than nine directors, the specific number to be set by resolution of the Board of Directors.  The amendment to the bylaws increased the maximum number of directors of which the Board of Directors may be composed.

The amendment to the Amended and Restated Bylaws of the Company is effective as of May 30, 2007.  The foregoing description of the amendment to the Company's bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of Emeritus Corporation, a copy of which was filed with Emeritus's registration statement on Form S-1 (File No. 1-14012) on March 29, 1996, and incorporated herein by reference, and the full text of the amendment to the bylaws of the Company attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

3.1	First Amendment to the Amended and Restated Bylaws of Emeritus Corporation dated May 30, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 1, 2007		EMERITUS CORPORATION

	By:	/s/ RAYMOND R. BRANDSTROM
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

3.1	First Amendment to the Amended and Restated Bylaws of Emeritus Corporation dated May 30, 2007.